Exhibit 8.1

Ternium – List of subsidiaries of Ternium S.A.

Principal subsidiaries

The following is a list of Ternium’s subsidiaries at December 31, 2005.

Company	Country of incorporation	Main activity
Alvory S.A.	Uruguay	Rendering of procurement services
III Industrial Investments Inc. (B.V.I.)	British Virgin Islands	Holding company
Inversiones Siderúrgicas S.A.	Panama	Holding company
Siderar S.A.I.C.	Argentina	Manufacturing of flat steel products
Techintrade Uruguay S.A.	Uruguay	Holding company and marketing of steel products
Ylopa - Servicos de Consultadoria Lda. (1)	Madeira - Free zone	Participation in the debt restructuring process of Amazonia and Sidor C.A.
Fasnet International S.A.	Panama	Holding company
Comesi San Luis S.A.I.C. (2)	Argentina	Production of cold or hot rold prepainted, formed and skelped steel sheets
Inversiones Basilea S.A. (2)	Chile	Purchase and sale of real estate and other
Prosid Investments S.C.A.(2)	Uruguay	Holding of investments in companies
Ternium Internazionale Italia S.R.L. (formerly Techintrade Italy S.R.L.)(3)	Italy	Marketing of steel products
Socominter de Guatemala S.A. (3)	Guatemala	Marketing of steel products
Socominter de España S.A.U.(3)	Spain	Marketing of steel products
Socotrading S.A.(3)	Ecuador	Marketing of steel products
Ternium International USA Corp.(formerly Techintrade Corporation) (3)	USA	Marketing of steel products
Ternium Internationaal B.V. (formerly Techint Engineering Company B.V.)(3)	Netherlands	Marketing of steel products
Techintrade del Perú S.A.C. (3)	Peru	Marketing of steel products
Consorcio Siderurgia Amazonia Ltd.	Cayman Islands	Holding of investments in Venezuelan steel companies
Sidor C.A. (5)	Venezuela	Manufacturing and selling of steel products
Hylsamex S.A. de C.V. (6)	Mexico	Holding Company
Hylsa S.A. de C.V. (7)	Mexico	Manufacturing and selling of steel products
Express Anahuac S.A. de C.V. (7)	Mexico	Freight services
Ferropak Comercial S.A. de C.V. (7)	Mexico	Scrap company
Ferropak Servicios S.A. de C.V. (7)	Mexico	Services

Galvacer America Inc. (7)	USA	Distributing company
Galvamet America Corp (7)	USA	Manufacturing and selling of insulates panel products
Tansamerica E. & I. Corp (7)	USA	Scrap company
Galvatubing Inc. (7)	USA	Manufacturing and selling of pipe products
Las Encinas S.A. de C.V. (7)	Mexico	Exploration, explotation and pelletizing of iron ore
Técnica Industrial S.A. de C.V. (7)	Mexico	Services
Hylsa Latin LLC (8)	USA	Holding company
Acerex S.A. de C.V. (9)	Mexico	Tooling services
Acerex Servicios S.A. de C.V. (9)	Mexico	Services
Consorcio Minero Benito Juarez Peña Colorada S.A.de C.V. (9)	Mexico	Exploration, explotation and palletizing of iron ore
Peña Colorada Servicios S.A. de C.V. (9)	Mexico	Services
Matesi Materiales Siderúrgicos S.A.(10)	Venezuela	Manufacturing and marketing of briquettes
Compañía Afianzadora de Empresas Siderúrgicas S.G.R. (11)	Argentina	Granting of guarantees to participating partners to facilitate or permit access to credits for the purchase of national raw material

(1)	Directly (54.62%) and indirectly through the participation of Prosid Investments S.C.A. (11.11%), and Inversiones Siderúrgicas (34.27%).
(2)	Indirectly through Siderar S.A.I.C.
(3)	Indirectly through Tecnintrade Uruguay S.A.
(4)	Directly (45.24%) and indirectly through the participation of Prosid Investments S.C.A. (14.38%), Inversiones Siderúrgicas S.A. (25.00%), Hylsa Latin LLC (11.38%) and Hylsamex S.A de CV (0.59%). Total voting rights held 96.59%.
(5)	Indirectly through the participation of Amazonia (59.73%).
(6)	Indirectly through the participation of III (B.V.I.) (70.00%), and Siderar S.A.I.C. (29.75%).
(7)	Indirectly through the participation of Hylsamex. Total voting rights held: 100.00%.
(8)	Indirectly through the participation of Hylsamex (73.4%) and Ternium S.A. (26.6%). Total voting rights held: 100%.
(9)	Indirectly through the participation of Hylsamex. Total voting rights held: 50.00%.
(10)	Indirectly through the participation of Sidor (49.8%).
(11)	Indirectly through the participation of Siderar (38.89%). Total voting rights held: 38.89%.